UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 23, 2005

PRA INTERNATIONAL

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-51029 (Commission File No.)	54-2040171 (I.R.S. Employer Identification No.)

12120 Sunset Hills Road
Suite 600
Reston, Virginia 20190

(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code:
(703) 464-6300

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On August 23, 2005, PRA International (the “Company”) received notice that the International Chamber of Commerce, International Court of Arbitration (the “Court”) has extended to November 30, 2005 the time limit for issuing a ruling on the Company’s currently pending arbitration proceeding with Cell Therapeutics, Inc., formerly Novuspharma S.p.A. (“Cell Therapeutics”).
As previously reported, this matter before the Court relates to a dispute over the performance of clinical trial services in which the Company seeks payment from Cell Therapeutics of approximately $0.7 million for unpaid services and expenses. Cell Therapeutics has counterclaimed and seeks $3.8 million for refunds of prior payments, $4.6 million for recuperation of lost investments, $20.3 million for expenses incurred, and unspecified damages for loss of commercial reputation and profits. The Company believes these counterclaims are without merit and has vigorously contested them.
In July 2004, the Court conducted a hearing on this matter in Geneva, Switzerland. Prior to the Court’s extension announced in this current report on Form 8-K, the Court’s ruling had been expected in August 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PRA INTERNATIONAL

Date: August 23, 2005	By:	/s/ Spiro Fotopoulos

Spiro Fotopoulos
Managing Attorney